AGREEMENT

    THE FIRST TRUST SPECIAL SITUATIONS TRUST, SERIES 130

                                            December 5, 1995

Nike Securities L.P.
1001 Warrenville Road
Third Floor
Lisle, Illinois  60532

Gentlemen:

      1. General. We understand that you, Nike Securities L.P. (the "Sponsor") are entering into this agreement (the "Agreement") in counterpart with us for issues of The First Trust Special Situations Trust, Series 130 (the "Fund"), a unit investment trust for which you will act as Sponsor. By acceptance of this Agreement we acknowledge that our participation as Underwriter in the proposed offering shall be subject to the provisions of this Agreement and, as such, we elect to act as an underwriter ("Underwriter") of units of fractional, undivided interests in the above referenced Fund. The reference to "Fund" in this Agreement applies only to such Fund, and such units of fractional undivided interests in such Fund offered are hereinafter called the "Units." You have advised us that the Fund is registered as a "unit investment trust" under the Investment Company Act of 1940 (the "1940 Act") by filing a Notification of Registration on Form N-8A and a Registration Statement on Form N-8B-2 with the Securities and Exchange Commission (the "Commission").

     The registration statement for the Fund as finally amended and revised at the time it becomes effective is herein referred to as the "Registration Statement" and the related prospectus is herein referred to as the "Prospectus," except that if the prospectus filed by the Fund pursuant to Rule 497(c) under the Securities Act of
1933 (the "1933 Act") shall differ from the prospectus on file at the time the Registration Statement shall become effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 497(c) from and after the date on which it shall have been filed. The Units to be offered in any offering will be registered under the 1933 Act. Capitalized words used in this Agreement which are not separately defined herein shall have the respective meanings given to them in the Prospectus.

      2. Designation and Authority of Representative. You are hereby authorized to act as our representative (the "Representative") in connection with the Fund for all matters to which this Agreement relates and to take the action provided herein to be taken by you or as you may otherwise deem necessary or advisable.

     You  will  be under no liability to us for any  act  or
omission except for obligations expressly assumed by you herein, and no obligations on your part will be implied or inferred herefrom. The rights and liabilities of the respective parties hereto are several and not joint and nothing herein or hereunder will constitute them a partnership, association or separate entity.

      3. Profit or Loss in Acquisition of Securities. It is understood that the acquisition of portfolio securities (the "Securities") for deposit in the portfolio of the Fund shall be at your cost and risk. Accordingly, if the aggregate cost of the Securities to the Fund on the date they are delivered to the Trustee for deposit in the Fund, on the basis of the Trustee's determination of offering price, shall be less than their actual aggregate acquisition cost to the Sponsor, any such loss, without limitation or restriction, shall be borne by you alone. If the aggregate cost of such Securities, as so determined, shall exceed the aggregate cost of such Securities to you as Sponsor, any such profit, without limitation or restriction, shall be received by you alone.

     We agree that you shall have no liability (as Representative or otherwise) with respect to the issue, form, validity, legality, enforceability, value of, or title to the Securities, except for the exercise of due care in determining the genuineness of such Securities and the conformance therefor with the descriptions and qualifications appearing in the Prospectus.

      4. Purchase of Units. Based upon representations made by you as to the nature of the Fund, we have agreed to participate in the offering of Units of the Fund. We will advise you promptly as to the number of Units which we will purchase. Such advice may be by telegraph, telegram or other form of wire or facsimile transmission, including a wire transfer to your account of funds for payment of Units purchased by us. You may rely on and we hereby commit on the terms and conditions of this Agreement to purchase and pay for the number of Units of the Fund set forth in such advice (the "Unit Commitment"). Our Unit Commitment may be increased only by mutual agreement between us and you at any time prior to the Initial Date of Deposit. We agree that you in your sole discretion reserve the right to decrease our Unit Commitment at any time prior to the Initial Date of Deposit, and if you so elect to make such a decision you will notify us of such election by telephone and promptly confirm the same by telegraph or writing. We hereby agree with you to purchase from you and, to pay for on the First Settlement Date, the number of Units (the "Initial Units") in the Fund designated for purchase on such date by our Unit Commitment. The price to be paid on the First Settlement Date for each such Unit shall be the Public Offering Price per Unit, at the close of business on the Initial Date of Deposit less the concession set forth in the Prospectus which is applicable to the Unit Commitment, assuming for the purposes only of the Unit Commitment that all Units committed for are purchased on the Initial Date of Deposit. The price we pay for the purchase of Units shall represent the only expense for which we are responsible. All other expenses of the Trust, to the extent not paid for by the Trust or the Trustee, will be paid for by you.

     On the Initial Date of Deposit, notwithstanding that we pay for our Initial Units on the First Settlement Date, we will become the owner of such Initial Units and entitled to the benefits as well as the risks inherent therein.

     You  are  authorized to retain custody of  our  Initial
Units until the Registration Statement relating thereto has become effective under the 1933 Act.

     You  agree that if we commit in our Unit Commitment  to
purchase $500,000 or more of the Fund, we may elect to purchase any designated number of Units in excess of those to be purchased pursuant to the Unit Commitment in amounts of at least $100,000 subsequent to the Initial Date of Deposit. You agree that we may, on the date of any Subsequent Deposit (the "Subsequent Date of Deposit"), purchase any amount of Units so deposited. The price to be paid on the Settlement Date for Units purchased on each Subsequent Date of Deposit shall be the Public Offering
Price per Unit as of the close of business on such Subsequent Date of Deposit less the concession set forth in the Prospectus applicable to the entire Unit Commitment.

     You are authorized to file an amendment to said Registration Statement describing the Securities and furnish information based thereon or relating thereto and any further amendments or supplements to the Registration Statement or Prospectus which you may deem necessary or
advisable.   We  will  furnish you upon  your  request  such
information as will be required to insure that the Registration Statement and Prospectus are current insofar as they relate to us, and we will thereafter continue to furnish you with such information as may be necessary to keep current and correct the information previously supplied.

     We understand that you will cause the Fund to take action with respect to the offering and sale of Units in accordance with the Blue Sky or securities laws of certain states in which it is proposed that the Units may be offered and sold. In addition, we agree to provide sales information to you which will contain detailed information regarding the number of Units sold and the jurisdictions in which such Units were sold within thirty (30) days of such sales.

      5. Public Offering. You agree that you will advise us promptly, confirming same in writing, when the Registration Statement has become effective, and we agree that when we are advised that the Units are released for public offering we will make a public offering thereof by means of the Prospectus. The public offering price and the terms and conditions of the public offering shall be as set forth in the Prospectus. You shall determine the Public Offering Price in the manner described in the Prospectus and shall rely with respect to the offering price of the Securities upon the determination of the Evaluator named in the Prospectus. Public advertisement of the offering may be made by you on behalf of us on such date as you shall determine in such form as we may mutually agree upon.

      6. Public Offering Price. We agree that each day while this Agreement is in effect for the Fund and the evaluation of the Fund is made by the Evaluator named in the Prospectus, we will contact you for such evaluation and the resultant Public Offering Price for the purpose of the offering and sale of Units to the public. We agree, as required by Section 22(d) of the 1940 Act, to offer and sell our Units at the current Public Offering Price described in the Prospectus.

      7. Permitted Transactions. It is agreed that we may make purchases and sales from or to any other dealer firm less an agreed upon take-down from the Public Offering Price. It is further agreed that part or all of the Units purchased by us may be sold to dealers at the then effective Public Offering Price, less the dealer's concession described in the Prospectus.

     From time to time prior to the termination this Agreement, at your request, we will advise you of the number of Units which we have purchased to such date which remain unsold.

     Until the termination of this Agreement, we agree that we will make no purchase of Units other than (i) purchases provided for in this Agreement; (ii) purchases approved by you; and (iii) purchases as broker in executing unsolicited orders.

     8.   Other Agreements.  We hereby agree as follows:

          (a) we will refund, on demand and without deduction, all sales charges to purchasers of Units from us or any dealer participating in the distribution of our Units if, within 90 days from the time that the Registration Statement of the Units under the 1933 Act shall have become effective, (i) the net worth of the Fund shall be reduced to less than $100,000 or (ii) the Fund shall have been terminated;

          (b) you may instruct the Trustee of the Fund that, in the event that redemption by the Underwriter of Units constituting part of any unsold allotment of Units shall result in the Fund having a net worth of less than 40% of the principal amount of Securities deposited in the Fund on the Initial Date of Deposit, the Trustee shall terminate the Fund in the manner provided in the Indenture for the Fund and distribute the Securities and other assets of the Fund pursuant to the provisions of the Indenture; and

          (c) in the event that the Fund shall have been terminated pursuant to (b) above, we will refund any sales charges to any purchaser of Units purchased from us, or purchased from a Dealer participating in the distribution of our Units, on demand and without deduction. We authorize you to charge our account for all refunds of sales charges in respect of our Units.

      9. Termination. This Agreement shall terminate with respect to the Fund covered hereby 30 days after the period in which the public offering of the Units of the Fund is made in accordance with Section 5 hereof, unless sooner terminated by you.

     We agree to pay any stamp taxes which may be assessed and paid after such settlement on account of any Units received or sold hereunder for our account.

     Notwithstanding any termination of this  Agreement,  no
sale  of  the Units of the Fund shall be made by us  at  any
time   except   in   conformity  with  the   provisions   of
Section 22(d) of the 1940 Act.

     10. Notices. Notices hereunder shall be deemed to have been duly given if mailed or telegraphed to us at our address set forth herein in the case of notices to us, or to you at 3rd Floor, 1001 Warrenville Road, Lisle, Illinois 60532, in the case of notices to you.

     11. Net Capital. You represent that you, and we represent that we, are in compliance with the capital requirements of Rule 15c3-1, promulgated by the Commission under the Securities Exchange Act of 1934, and we may, in accordance with and pursuant to such Rule 15c3-1, agree to purchase the amount of Units to be purchased by you and us, respectively, under the Agreement.

    12. Miscellaneous. We confirm that we are a member in good standing of the National Association of Securities
Dealers, Inc.

     We also confirm that we will take reasonable steps to provide the Prospectus to any person making written request therefor to us and to each person associated with us expected to solicit customers' orders for the Units. We understand that you will supply us upon our request with sufficient copies of such prospectuses to comply with the foregoing.

     This Agreement is being executed by us and delivered to
you  in  duplicate.   Upon  your confirmation  hereof,  this
Agreement shall constitute a valid and binding contract between us.

                              Very truly yours,

                              JANNEY MONTGOMERY SCOTT INC.



                              ______________________________


     Your firm name and address are listed below in the exact manner as they will appear in the Prospectus. Please indicate if this is correct.

                Janney Montgomery Scott Inc.
               1801 Market Street, 10th Floor
              Philadelphia, Pennsylvania  19103


Confirmed as of the date set forth at the head of this Agreement.

NIKE SECURITIES L.P.




Carlos Nardo
Senior Vice President

Acting severally on its own behalf and on behalf of the Underwriter named in the Prospectus.